                                                                        EX 10.41

                                 AMENDMENT NO. 3

       AMENDMENT NO. 3, dated as of June 20, 2000 (this "AMENDMENT"), to and under the Second Amended and Restated Credit Agreement, dated as of October 28, 1999, by and among Global Vacation Group, Inc., the Lenders party thereto and The Bank of New York, as Administrative Agent, as amended by Amendment No. 1, dated as of February 25, 2000 and as amended by Amendment No. 2, dated as of May 9, 2000 (as so amended, the "CREDIT AGREEMENT").


                                    RECITALS

I. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

II. The Borrower desires to incur $27,500,000 of subordinated Indebtedness to be evidenced by the Initial Subordinated Note (as defined below). In connection therewith, the Borrower intends to permanently reduce the Aggregate Revolving Commitments by $10,000,000 to $20,485,000 and to prepay in full the outstanding principal balance of the Revolving Loans.

III. In connection therewith, the Borrower has requested that the Administrative Agent, with the consent of Required Lenders, amend the Credit Agreement upon the terms and conditions contained in this Amendment, and the Administrative Agent and the Lenders signing below are willing so to agree.

Accordingly, in consideration of the Recitals and the terms and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and the Administrative Agent hereby agree to amend the Credit Agreement as follows:

The definition of "Applicable Margin" appearing in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  "APPLICABLE MARGIN" means:

(a) During the period from September 30, 1999 to the Amendment No. 3 Effective Date, (i) with respect to ABR Advances, 2.25%, (ii) with respect to Eurodollar Advances and Letter of Credit Fees, 3.50% and (iii) with respect to the Commitment Fee, 1.00%.

(b) On and after the Amendment No. 3 Effective Date, at all times during the applicable periods set forth below: (i) with respect to ABR Advances, the percentage set forth below under the heading "ABR Margin" and adjacent to such period, (ii) with respect to Eurodollar Advances and Letter of Credit Fees, the percentage set forth below under the heading "Eurodollar Margin" and adjacent to such period and (iii) with respect to the Commitment Fee, the percentage set forth below under the heading "Fee Margin" and adjacent to such period:

===============================================================
 WHEN THE
 LEVERAGE
 RATIO IS                                EURODOLLAR
GREATER THAN    AND LESS                 AND LC FEE     FEE
OR EQUAL TO       THAN     ABR MARGIN      MARGIN      MARGIN
---------------------------------------------------------------
  1.75:1.00                  1.750%        2.750%      0.750%
---------------------------------------------------------------
  1.00:1.00    1.75:1.00     1.375%        2.375%      0.625%
---------------------------------------------------------------
               1.00:1.00     1.000%        2.000%      0.500%
===============================================================

Changes in the Applicable Margin resulting on and after the Amendment No. 3 Effective Date from a change in the Leverage Ratio shall be based upon the Compliance Certificate most recently delivered under Section 7.1(c) and shall become effective on the day such Compliance Certificate is delivered to the Administrative Agent. Notwithstanding anything to the contrary in this definition, (i) if the Borrower shall fail to deliver to the Administrative Agent such a Compliance Certificate on or prior to any date required hereby, the Leverage Ratio shall be deemed to be 1.75:1.00 from and including such date to the date of delivery to the Administrative Agent of such Compliance Certificate and (ii) during the period commencing on the Amendment No. 3 Effective Date and ending on the date of delivery of the Compliance Certificate for the fiscal quarter ending June 30, 2000, the Leverage Ratio for purposes of this defined term only shall be deemed to be 1.75:1.00.

The definition of "Change in Control" appearing in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

"CHANGE IN CONTROL" means the occurrence of one or more of the following events:

(a) except in connection with one or more Equity Issuances after the Second Restatement Date, the acquisition directly or indirectly by any person, or two or more persons acting in concert, other than Thayer, of beneficial ownership of a percentage of the outstanding voting stock of the Borrower that exceeds in the aggregate the percentage of such voting stock then beneficially owned or controlled, directly or indirectly, by Thayer;

(b) prior to the conversion of the Subordinated Notes (in whole or in part) to common stock of the Borrower, the failure of Thayer (and/or its Affiliates) to own and control, directly or indirectly (free and clear of all Liens), at any time less than 51% of the outstanding common stock (including 51% of the outstanding voting stock) of the Borrower without regard to shares subsequently purchased under the Borrower's stock option plan as in effect on the Amendment No. 3 Effective Date;

(c) on and after the conversion of the Subordinated Notes (in whole or in part) to common stock of the Borrower, the failure of Thayer (and/or its Affiliates) to own and control, directly or indirectly (free and clear of all Liens), at any time less than all of the Capital Stock (including outstanding voting stock) of the Borrower that is owned and controlled by Thayer on the date on which the first such conversion occurs, as the same may be adjusted to reflect stock splits, reverse stock splits, stock dividends or other distributions of Capital Stock;

(d) the failure of the Borrower or a Subsidiary Guarantor to own and control all of the Capital Stock of each Subsidiary, free and clear of all Liens except for Liens in favor of the Administrative Agent; and

(e) the occurrence of a "Change of Control" as defined in the Subordinated Notes or the occurrence of any other event which gives the holder of the Subordinated Notes the right to require the Borrower to repurchase, repay or prepay the Indebtedness thereunder.

For purposes of this definition, (i) the term "person" shall have the meaning ascribed thereto in Sections 13(d) and 14(d)(2) of the Exchange Act, (ii) the term "beneficial owner" shall have the meaning ascribed thereto in Rule 13d-3 under the Exchange Act, and (iii) the term "voting stock" shall mean all outstanding shares of any class or classes (however designated) of Capital Stock of the Borrower entitled to vote generally in the election of members of the Managing Person thereof.

The definition of "EBITDA" appearing in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

"EBITDA" means, for any period, an amount equal to (i) net income of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period, plus (ii) the sum of, without duplication, each of the following with respect to the Borrower and its Subsidiaries to the extent utilized in determining such net income for such period, (a) cash interest expense, (b) cash income taxes paid, (c) depreciation, amortization and other non-cash charges, (d) extraordinary losses from sales, exchanges and other dispositions of Property not in the ordinary course of business, (e) for each period which includes September 30, 1999, a non-recurring charge taken as of September 30, 1999, for employee severance costs of approximately $310,000, and
(f) for each period which includes June 30, 2000, September 30, 2000 or December 31, 2000, a non-recurring cash charge for restructuring expenses approved by the Borrower's Managing Person to be taken as of June 30, 2000, September 30, 2000 or December 31, 2000, as the case may be (such charge not to exceed $5,000,000 in the aggregate), minus
(iii) the sum of, without duplication, each of the following with respect to the Borrower and its Subsidiaries, to the extent utilized in determining such net income for such period: extraordinary gains from sales, exchanges and other dispositions of property not in the ordinary course of business; provided, however, that, notwithstanding anything to the contrary contained herein, such amount shall be subject to such adjustments (including adjustments with respect to specific items referred to in clauses (i), (ii) and (iii) of this definition as the Borrower may hereafter request and the Required Lenders shall approve in their discretion exercised reasonably. Notwithstanding the foregoing, (i) for the fiscal quarters ending September 30, 1999 and December 31, 1999, EBITDA shall be calculated by adding a non-cash charge taken as of September 30, 1999 for the addition to the bad debt reserve of the Allied division of the Borrower in the amount of approximately $820,000, and (ii) for each period thereafter which includes September 30, 1999, that portion of the amounts set forth in clause (i) above of to the extent that the Borrower has received a cash payment in respect of a purchase price adjustment described in Section 2.3(d)(vi).

The definition of "Leverage Ratio" appearing in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

"LEVERAGE RATIO" means, as of any date, the ratio of (i) Total Debt as of such date minus the outstanding principal amount of the Indebtedness under the Subordinated Notes to (ii) EBITDA for the Four Quarter Trailing Period.

The definition of "Material Liabilities" appearing in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

"MATERIAL LIABILITIES" means, on any date, (a) with respect to the Borrower, any Subsidiary or any combination thereof: (i) all Indebtedness (other than Indebtedness under the Loan Documents), (ii) the net termination obligations in respect of one or more Hedging Agreements (calculated as if such Hedging Agreements were terminated as of such date), and (iii) other liabilities, in each case (i.e. clauses (i), (ii) and (iii) above) whether as principal, guarantor, surety or other obligor, in an aggregate principal amount exceeding $250,000, and (b) the Indebtedness of the Borrower in respect of the Subordinated Notes.

The definition of "Net Worth" appearing in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

"NET WORTH" means, at any date of determination, (i) the sum of, without duplication, all amounts which would be included under "shareholders' equity" or any analogous entry on a consolidated balance sheet of the Borrower determined in accordance with GAAP as of such date plus write-offs or accelerated amortization of goodwill on the balance sheet of the Borrower on March 31, 2000 and any restructuring charges or extraordinary expenses approved by the Borrower's Managing Person (not to exceed $5,000,000 in the aggregate) to be taken as of June 30, 2000, September 30, 2000 or December 31, 2000, provided that after giving effect to such write-offs or accelerated amortization of goodwill and such restructuring charges or extraordinary expenses, the shareholders' equity of the Borrower determined in accordance with GAAP shall be positive, minus (ii) any preferred stock or other class of equity securities that, by its stated terms (or by the terms of any class of equity securities issuable upon conversion thereof or in exchange therefor), or upon the occurrence of any event, matures or is mandatorily redeemable, or is redeemable at the option of the holders thereof, in whole or in part prior to prior to the 367th day after the Payoff Date.

Section 1.1 of the Credit Agreement is further amended by adding the following definitions in their appropriate alphabetical order:

"AMENDMENT NO. 3 EFFECTIVE DATE" means the date on which Amendment No. 3 to the Credit Agreement becomes effective.

"ADJUSTED NET WORTH" means (i) the consolidated shareholders equity of the Borrower and its Subsidiaries determined in accordance with GAAP, plus (i) restructuring charges relating to a company the accounts of which were included in the consolidated balance sheet of the Borrower and its Subsidiaries at March 31, 2000, plus (iii) any goodwill or other intangible assets which were reflected on that balance sheet but are written down after March 31, 2000, (iv) if the rate at which goodwill which was reflected on that balance sheet is being amortized exceeds the rate at which it was being amortized at March 31, 2000, the amount by which the accelerated amortization exceeds what the amortization would have been if the rate had not been accelerated, and plus (iv) any extraordinary losses from dispositions approved by the Borrower's Managing Person of assets or properties which assets or properties were reflected on that balance sheet which are not made in the ordinary course of business.

"INITIAL SUBORDINATED NOTE" means the 9% Convertible Subordinated Note, dated June 20, 2000, in the principal sum of $27,500,000 made by the Borrower to GV Investment LLC.

"NET TOTAL INDEBTEDNESS" means the sum of (i) all the liabilities of the Borrower or its Subsidiaries (other than liabilities to the Borrower or to wholly-owned Subsidiaries of the Borrower) (x) for borrowed money or (y) to reimburse persons for payments made under letters of credit or similar instruments, (ii) all the obligations of the Borrower or its Subsidiaries to pay rent or other amounts under leases to the extent they are required to be capitalized for financial reporting purposes in accordance with GAAP and (iii) the aggregate liability of the Borrower for customer deposits

(net of any prepayments to suppliers) minus the aggregate Liquid Funds of the Borrower and its Subsidiaries. For purposes of the preceding sentence, "Liquid Funds" means cash, cash equivalents and marketable securities.

"SUBORDINATED NOTES" means, collectively, (i) the Initial Subordinated Note, and
(ii) each 9% Convertible Subordinated Note made by the Borrower to GV Investment LLC (or other holder) in payment of an interest installment due under the Initial Subordinated Note or any other 9% Convertible Subordinated Note described in this clause (ii) previously issued in respect of an interest payment. For purposes of this Agreement, (i) prior to the conversion of Subordinated Notes into common stock of the Borrower, the Subordinated Notes shall not be deemed to be Capital Stock of the Borrower and (ii) neither the issuance of the Subordinated Notes nor the conversion thereof to common stock of the Borrower shall be deemed to be an Equity Issuance.

"SUBORDINATED NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement, dated June 20, 2000, between the Borrower and GV Investment LLC pursuant to which the Initial Subordinated Note was issued.

Section 2.3(c) of the Credit Agreement is amended by amending and restating the table contained therein in its entirety to read as follows:

============================================================
     SCHEDULED REDUCTION DATE               AMOUNT
------------------------------------------------------------
           June 30, 2001                  $15,485,000
------------------------------------------------------------
    Commitment Termination Date               $0
============================================================


Section 2.3(d) of the Credit Agreement is amended by deleting the word "and" appearing at the end of clause (v) thereof, by adding the word "and" at the end of clause (vi) thereof and by adding a new clause (vii) to read as follows:

(vii) upon receipt by the Borrower of the proceeds of the Initial Subordinated Note, by an amount equal to $10,000,000.

Section 7.1(f) of the Credit Agreement is amended in its entirety to read as follows:

(f) for the period from the Second Restatement Date through September 30, 2000, (i) no later than 30 days after the last day of each month, a copy of its consolidating balance sheets and related statements of income and cash flows as of the end of and for such month and (ii) no later than 45 days after the last day of each fiscal quarter ending during such period, a copy of projections of its consolidating balance sheets and related statements of income and cash flows on a quarterly basis through December 31, 2001;

Section 7.1 of the Credit Agreement is further amended by deleting the word "and" appearing at the end of subsection (h), by relettering subsection (i) as subsection (j) and by adding a new subsection (i) to read as follows:

(i) promptly but in no event later than 3 Business Days after making a payment to the holders of the Subordinated Notes, a written notice specifying the date of such payment, whether such payment is a payment of principal, interest or otherwise and the amount thereof; and

Section 7.2 of the Credit Agreement is amended by deleting the word "or" appearing at the end of subsection (f), by relettering subsection (g) as subsection (h) and by adding a new subsection (g) to read as follows:

(g) the receipt of a notice from a holder of Subordinated Notes that as the result of a Change of Control, such Holder is exercising its right to require the Borrower to repurchase, redeem, prepay or repay such Subordinated Notes (together with a copy of such notice), such notice to the Administrative Agent and the Lenders pursuant to this subsection (g) to be given no later than the Business Day following the receipt by the Borrower of such notice from such holder; or

Section 8.1 of the Credit Agreement is amended by substituting a semi-colon at the end of subsection (g) and by adding a new subsection (h) to read as follows:

(h) Indebtedness in respect of (i) the Initial Subordinated Note in a principal amount not in excess of $27,500,000 and (ii) any Subordinated Note described in clause (ii) of the definition thereof.

Section 8.14(a) of the Credit Agreement (Leverage Ratio) is amended by amending and restating the table contained therein in its entirety to read as follows:

==========================================================
                   PERIOD                   LEVERAGE RATIO
----------------------------------------------------------
Amendment No. 3 Effective Date through June   3.00:1.00
30, 2000
----------------------------------------------------------
July 1, 2000 through September 30, 2000       2.50:1.00
----------------------------------------------------------
October 1, 2000 through December 31, 2000     2.25:1.00
----------------------------------------------------------
January 1, 2001 and thereafter                2.00:1.00
==========================================================

Section 8.14(b) of the Credit Agreement (Interest Coverage Ratio) is amended by amending and restating the table contained therein in its entirety to read as follows:

==========================================================
                                               INTEREST
                   PERIOD                   COVERAGE RATIO
----------------------------------------------------------
Amendment No. 3 Effective Date through June   1.30:1.00
30, 2000
----------------------------------------------------------
July 1, 2000 through September 30, 2000       2.00:1.00
----------------------------------------------------------
October 1, 2000 through December 31, 2000     3.00:1.00
----------------------------------------------------------
January 1, 2001 through March 31, 2001        4.00:1.00
----------------------------------------------------------
April 1, 2001 and thereafter                  5.00:1.00
==========================================================


Section 8.14(c) of the Credit Agreement is amended in its entirety to read as follows:

(c)     FIXED CHARGE COVERAGE RATIO.

        (i) The Borrower shall not permit the Fixed Charge Coverage Ratio as of the last day the fiscal quarter ending September 30, 2000 to be less than 1.25:1.00, provided that for purposes of this clause (i), EBITDA and Fixed Charges shall be calculated with reference to the fiscal quarter then ended and not the Four Quarter Trailing Period (in the case of EBITDA) or the most recently completed twelve month period (in the case of Fixed Charges).

        (ii)The Borrower shall not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter to be less than the ratio set forth below with respect to the applicable period set forth below:

=============================================================
                                               FIXED CHARGE
                  PERIOD                      COVERAGE RATIO
-------------------------------------------------------------
October 1, 2000 through December 31, 2000        1.25:1.00
-------------------------------------------------------------
January 1, 2001 and thereafter                   1.50:1.00
=============================================================

Section 8.14(g) of the Credit Agreement (Minimum EBITDA) is hereby deleted and replaced with a new subsection (g) to read as follows:

              (g) RATIO OF NET TOTAL INDEBTEDNESS TO ADJUSTED NET WORTH. The Borrower shall not permit the ratio of Net Total Indebtedness to Adjusted Net Worth at the end of any calendar quarter to exceed 1.75:1.00.

Article 8 of the Credit Agreement is amended by adding new Sections 8.16 and
8.17 at the end thereof to read as follows:

              SECTION 8.16    SUBORDINATED NOTES

(a) The Borrower shall not make any payment of principal (including any interest on the Subordinated Notes previously issued in lieu of cash interest) of, interest on, or other amount payable under or with respect to the Subordinated Notes (other than in common stock of the Borrower or in additional Subordinated Notes), by way of prepayment at the option of the Borrower, at the option of the holder thereof or otherwise, except that the Borrower may make payments of principal and interest on the Subordinated Notes when due to the extent that such payment is permitted by the subordination provisions thereof. In addition, the Borrower shall not make any payment of interest on the Subordinated Notes in cash prior to August 1, 2003, provided, however, that subject to such subordination provisions, the Borrower may make payments in cash on the Subordinated Notes on or after July 1, 2001 of the interest accrued on the Subordinated Notes (and the principal of, and interest on, any notes delivered by the Borrower to holders of Subordinated Notes with respect to the interest payments due on the Subordinated Notes on October 1, 2000, January 1, 2001 and April 1, 2001) so long as immediately before and after giving effect thereto (i) no Default shall exist immediately after giving effect thereto and (ii) with respect to (x) the interest payment due on the Initial Subordinated Note (and the principal of, and interest on, any notes delivered by the Borrower to holders of Subordinated Notes with respect to the interest payments due on the Subordinated Notes on October 1, 2000, January 1, 2001 and April 1, 2001) on July 1, 2001, for the fiscal quarter ended March 31, 2001, the Interest Coverage Ratio (calculated on a pro forma basis as if the interest payment had been made in cash in such fiscal quarter) would have been at least 4.00:1.00 and (y) any interest payment due on the Subordinated Notes thereafter, the Interest Coverage Ratio for the second immediately preceding fiscal quarter (calculated on a pro forma basis as if such interest payment had been made in cash in such fiscal quarter) would have been at least and 5:00:1.00.

(b) The Borrower hereby acknowledges and agrees that the Indebtedness under the Loan Documents constitutes Senior Indebtedness under and as defined in the Subordinated Notes.

              SECTION 8.17 AMENDMENT OF MATERIAL DOCUMENTS

The Borrower will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under (i) its certificate of incorporation, by-laws or other organizational documents, other than immaterial amendments, modifications or waivers that would not reasonably be expected to adversely affect the Credit Parties, provided that the Borrower shall deliver or cause to be delivered to the Administrative Agent and each Lender a copy of each such amendment, modification or waiver promptly after the execution and delivery thereof), (ii) the Subordinated Notes, or (iii) the Subordinated Note Purchase Agreement.

Section 9.1(c) of the Credit Agreement is amended by adding "7.2(g)," immediately after the word "Section" appearing in the second line thereof. Effective on the Amendment No. 3 Effective Date, the Aggregate

Revolving Commitments shall be permanently reduced by $10,000,000 to $20,485,000. For purposes of the Amendment Fee Letter, dated October 26, 1999, from the Administrative Agent and the Lenders to, and accepted by, the Borrower, the issuance of the Initial Subordinated Note shall be deemed to be an Equity Issuance so that no Additional Amendment Fees (as therein defined) shall be earned or payable after such issuance.

Section 11.2(b) of the Credit Agreement is amended in its entirety to read as follows:

(b) in the case of the Administrative Agent, to The Bank of New York, One Wall Street, Agency Function Administration, 18th Floor, New York, New York 10286; Attention: Susan Baratta, Telephone: (212) 635-4632, Facsimile (212) 635-6365 or 6366 or 6367; with a copy to: The Bank of New York, One Wall Street, New York, New York 10286, Attention: Steven Cavaluzzo, Vice President, Telephone: (212) 635-1059, Facsimile: (212) 635-6434; and Paragraphs 1 through 22 hereof shall not be effective until the prior or simultaneous fulfillment of the following conditions:

THE ADMINISTRATIVE AGENT SHALL HAVE RECEIVED THIS AMENDMENT, DULY EXECUTED BY THE BORROWER AND CONSENTED TO IN WRITING BY THE LENDERS.

THE ADMINISTRATIVE AGENT SHALL HAVE RECEIVED A CERTIFICATE OF THE SECRETARY OR ASSISTANT SECRETARY OF THE BORROWER: (i) ATTACHING A TRUE AND COMPLETE COPY OF THE RESOLUTIONS OF ITS MANAGING PERSON AUTHORIZING THIS AMENDMENT IN FORM AND SUBSTANCE SATISFACTORY TO THE ADMINISTRATIVE AGENT, (II) CERTIFYING THAT ITS CERTIFICATE OF INCORPORATION AND BY-LAWS HAVE NOT BEEN AMENDED SINCE OCTOBER 28, 1999, OR, IF SO, SETTING FORTH THE SAME AND (III) SETTING FORTH THE INCUMBENCY OF ITS OFFICER OR OFFICERS WHO MAY SIGN THIS AMENDMENT, INCLUDING THEREIN A SIGNATURE SPECIMEN OF SUCH OFFICER OR OFFICERS.

THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THE LOAN DOCUMENTS SHALL BE TRUE AND CORRECT IN ALL MATERIAL RESPECTS (EXCEPT TO THE EXTENT SUCH REPRESENTATIONS AND WARRANTIES SPECIFICALLY RELATE TO AN EARLIER DATE) AND NO DEFAULT OR EVENT OF DEFAULT SHALL EXIST AFTER GIVING EFFECT TO THIS AMENDMENT, AND THE ADMINISTRATIVE AGENT SHALL HAVE RECEIVED A CERTIFICATE OF AN OFFICER OF THE BORROWER, DATED THE AMENDMENT NO. 3 EFFECTIVE DATE, CERTIFYING TO SUCH EFFECT. THE OUTSTANDING PRINCIPAL BALANCE OF THE REVOLVING LOANS SHALL HAVE BEEN REPAID TOGETHER WITH ACCRUED AND UNPAID INTEREST THEREON AND THE ACCRUED COMMITMENT FEE ON THE REDUCED PORTION OF THE REVOLVING COMMITMENTS SHALL HAVE BEEN PAID.

THE ADMINISTRATIVE AGENT SHALL HAVE RECEIVED A CERTIFICATE, DATED THE AMENDMENT NO. 3 EFFECTIVE DATE AND SIGNED BY THE CHIEF EXECUTIVE OFFICER OR THE CHIEF FINANCIAL OFFICER OF THE BORROWER, (i) CONFIRMING THAT THE TRANSACTIONS CONTEMPLATED BY THE SUBORDINATED NOTE PURCHASE AGREEMENT AND THE INITIAL SUBORDINATED NOTE HAVE BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF EACH THEREOF, EACH OF WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE CREDIT PARTIES, (II) CERTIFYING THAT THE BORROWER HAS RECEIVED NOT LESS THAN $27,500,000 IN RESPECT OF THE ISSUANCE OF THE INITIAL SUBORDINATED NOTE, AND (III) ATTACHING A TRUE, COMPLETE AND CORRECT COPY OF EACH OF THE SUBORDINATED NOTE PURCHASE AGREEMENT AND THE INITIAL SUBORDINATED NOTE, WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE CREDIT PARTIES.

THE ADMINISTRATIVE AGENT SHALL HAVE RECEIVED A FAVORABLE WRITTEN OPINION (ADDRESSED TO THE CREDIT PARTIES AND DATED THE AMENDMENT NO. 3 EFFECTIVE DATE) FROM HOGAN & HARTSON, LLP ON BEHALF OF THE LOAN PARTIES, IN FORM AND SUBSTANCE SATISFACTORY TO THE ADMINISTRATIVE AGENT.

THE ADMINISTRATIVE AGENT SHALL HAVE RECEIVED, FOR THE ACCOUNT OF EACH LENDER WHICH EXECUTES AND DELIVERS THIS AMENDMENT ON OR BEFORE THE AMENDMENT NO. 3 EFFECTIVE DATE, AN AMENDMENT FEE EQUAL TO 0.25% OF THE AMOUNT OF SUCH LENDER'S REVOLVING COMMITMENT (AS REDUCED PURSUANT TO PARAGRAPH 20 OF THIS AMENDMENT).

            (g) The fees and expenses of Bryan Cave LLP, counsel to the Administrative Agent, to the extent invoiced shall have been paid.

The Borrower hereby (a) represents and warrants that all of the representations and warranties contained in the Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct on and as of such earlier date, and (b) reaffirms and admits the validity and enforceability of each Loan Document and all of the obligations of each Loan Party under such Loan Document.

In all other respects, the Loan Documents shall remain in full force and effect, and no amendment in respect of any term or condition of any Loan Document shall be deemed to be an amendment in respect of any other term or condition contained in any Loan Document.

This Amendment may be executed in any number of counterparts all of which, when taken together, shall constitute one agreement. In making proof of this Amendment, it shall only be necessary to produce the counterpart executed and delivered by the party to be charged.

THIS AMENDMENT IS BEING EXECUTED AND DELIVERED IN, AND IS INTENDED TO BE PERFORMED IN, THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCEABLE IN ACCORDANCE WITH, AND BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

            AS EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Amendment No. 3 to be executed on its behalf.

                              GLOBAL VACATION GROUP, INC.


                              By:
                                  --------------------------------
                              Name:
                                    ------------------------------
                              Title:
                                     -----------------------------




                              THE BANK OF NEW YORK,
                              as Administrative Agent

                              By:
                                  --------------------------------
                              Name:
                                    ------------------------------
                              Title:
                                     -----------------------------




CONSENTED TO AND AGREED:

THE BANK OF NEW YORK,
individually

By:
    --------------------------------
Name:
      ------------------------------
Title:
       -----------------------------




CONSENTED TO AND AGREED:

BANK OF AMERICA, N.A.


By:
    --------------------------------
Name:
      ------------------------------
Title:
       -----------------------------

CONSENTED TO AND AGREED:

FIRST UNION NATIONAL BANK


By:
    --------------------------------
Name:
      ------------------------------
Title:
       -----------------------------




CONSENTED TO AND AGREED:

SUNSHINE VACATIONS, INC.
GLOBAL VACATION MANAGEMENT COMPANY
HADDON HOLIDAYS, INC.
GLOBETROTTERS, INC.
CLASSIC CUSTOM VACATIONS
GLOBETROTTERS VACATIONS, INC.
GVG FINANCE COMPANY
FRIENDLY HOLIDAYS, INC.
ISLAND RESORT TOURS, INC.
INTERNATIONAL TRAVEL & RESORTS, INC.
GVG TECHNOLOGY, INC.


AS TO EACH OF THE FOREGOING:


By:
    --------------------------------
Name:
      ------------------------------
Title:
       -----------------------------